EXHIBIT 99.1

NEWS RELEASE

CTI Industries Corporation Reports
Appointment of Chief Financial Officer

FOR IMMEDIATE RELEASE
Monday, November 20, 2017

LAKE BARRINGTON, IL, November 20, 2017 -- CTI Industries Corporation (CTIB - NASDAQ Capital Market), today announced that Frank J. Cesario has been appointed and has joined the Company as Chief Financial Officer.

Mr. Cesario is a seasoned financial executive with 26 years of experience as a chief financial officer, controller and financial and accounting manager. Most recently, Mr. Cesario served as Chief Financial Officer of Nanophase Technologies Corporation, a publicly traded manufacturer of engineered nanotechnology products from 2009 through October 2017. He has served in senior financial positions for Turf Ventures, Isco International, Outokumpu Copper, Inc. and Material Sciences Corporation.

Mr. Cesario has a B.S. Degree in accounting, Summa Cum Laude, from the University of Illinois – Urbana/Champaign and an MBA in finance, with distinction, from DePaul University. He is a registered Certified Public Accountant.

Stephen Merrick, President of CTI, stated that: “We are extremely pleased and fortunate to have someone with the experience and credentials that Frank Cesario brings to strengthen our management team.”

About CTI

CTI Industries Corporation, headquartered in Lake Barrington, Illinois, designs, develops, produces, markets and sells lines of foil balloons, vacuum sealing machines, pouches and related items for the storage of food and other household items, latex balloons, home containers and organizing products and commercial film products. CTI markets its products throughout the United States, Canada, Mexico, the United Kingdom and Europe and in Latin America.

Statements made in this release that are not historical facts are “forward-looking” statement (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These “forward-looking” statements may include, but are not limited to, statements containing words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “goal,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar expressions. Information on factors that could affect CTI’s business and financial results are included in its public filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

CONTACT:

Investor Relations

Stan Brown, 847-620-1330

sbrown@ctiindustries.com